NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford+ Again Attracts New Customers, Drives Growth in Q3; Company Changing How it Works to Improve Quality, Costs · Third-quarter revenue rises 11% year-over-year to $44 billion; net income of $1.2 billion compares to a year-ago loss of $827 million; adjusted EBIT increases to $2.2 billion · Delighting Ford Pro commercial customers with leading vehicles and services produces higher revenue, significantly better EBIT and double-digit EBIT margin · Ford Blue again shows the strength and durable upside of its gas and hybrid vehicles, with higher revenue, EBIT and EBIT margin · Ford Model e reports 44% higher shipments of electric vehicles, 26% revenue growth; operating loss exacerbated by EV price pressure · Ford withdraws 2023 guidance with ratification of tentative U.S. labor agreement pending DEARBORN, Mich., Oct. 26, 2023 – Ford’s third-quarter 2023 results illustrated how the company is beginning to fulfill the growth potential of the customer-focused Ford+ plan – and underscored the vital role of higher quality and lower costs in driving profitability. “I’m very optimistic about the reality we’re creating with Ford+,” said President and CEO Jim Farley. “We’re building a more dynamic, highly talented and customer-focused company at the intersection of great vehicles, iconic brands, innovative software and high-value services. “We’re also radically changing how we work with a series of actions that put the right people with the right capabilities in the right places across the organization, so that our promise isn’t masked by cost and quality issues.” Company Key Metrics Summary

2 Ford posted third-quarter U.S. sales gains across its gas, hybrid and electric vehicle lines; widened the lead of F-Series as America’s No. 1 truck, now well into the 47th straight year; and was the top-selling brand in the United States through the first nine months of 2023. Company revenue in the quarter was $44 billion, up 11% from third-quarter 2022 on flat vehicle wholesales. Net income of $1.2 billion reversed a year-ago net loss of $827 million. The latter included a $2.7 billion non-cash, pretax impairment on Ford’s investment in Argo AI. Adjusted earnings before interest and taxes, or EBIT, in Q3 increased to $2.2 billion. Cash flow from operations was $4.6 billion in the quarter and $12.4 billion through the first nine months of the year. Adjusted free cash flow for the same periods was $1.2 billion and $4.8 billion, respectively. Ford’s balance sheet remains strong, with more than $29 billion in cash and $51 billion in liquidity at the end of Q3, providing important financial flexibility. That included a $4 billion contingent liquidity facility that the company secured in August in anticipation of business uncertainties. To attack quality and cost issues, Ford last week completed a sequence of organizational changes in support of Ford+, creating an end-to-end global industrial system under Kumar Galhotra, who was named chief operating officer. The system – comprising vehicle engineering and cycle planning, gas and hybrid programs, supply chain management, and manufacturing – is expected to be an effective and efficient operational engine for all three auto business segments: Ford Blue, Ford Model e and Ford Pro. Farley said that Galhotra’s organization together with Doug Field’s EVs, Digital and Design team “will support the businesses and their customers with great technologies and products, while raising quality, reducing costs and rooting out waste with a vengeance.” Business Segment Highlights Ford Pro helps commercial customers transform their operations with great gas, hybrid and electric vehicles and a growing array of value-added services. In the third quarter, the business generated $1.7 billion in EBIT – a 12% margin – on $13.8 billion in revenue, which was up 16%. Through the first three quarters of the year, Ford Pro gained nearly two points of share in the U.S. commercial truck and van market on the continued strength of its Super Duty truck and Transit van franchises. In Europe, the company is launching an all-new version of the Transit Custom van, the company’s flagship business-related vehicle in the region. Ford Pro’s software subscriptions and mobile repair orders both increased sharply. Ford Blue, which markets a lineup of gas and hybrid vehicles Farley calls “the best I’ve seen,” delivered $1.7 billion in third-quarter EBIT – up 17% from last year. The business was again profitable in every region where it operates, driven by a strong and fresh product portfolio. Last month, Ford Blue revealed gas and hybrid versions of the 2024 F-150 pickup, which combines “Built Ford Tough” with power and smarts – the most connected and technologically capable F-150 yet. Third-quarter sales of hybrid vehicles jumped more than 40%, led by F-150 and Maverick trucks. F-150 hybrid volumes were up 47% from a year ago; hybrids now account for 57% of all Maverick trucks sold.

	Ford Blue	Ford Model e	Ford Pro
Q3 2023 Results			
Wholesales (000)	736	36	314
H / (L) Q3 22	(1) %	44 %	(2) %
Revenue ($B)	$ 25.6	$ 1.8	$ 13.8
H / (L) Q3 22	7 %	26 %	16 %
EBIT ($M)	$ 1,718	$ (1,329)	$ 1,654
H / (L) Q3 22	252	(717)	1,252
EBIT Margin (%)	6.7 %	(75.6) %	12.0 %
H / (L) Q3 22	0.6 ppts	(31.9) ppts	8.6 ppts
Year-To-Date Results			
Wholesales (000)	2,162	82	1,016
H / (L) YTD 22	4 %	23 %	8 %
Revenue ($B)	$ 75.7	$ 4.3	$ 42.7
H / (L) YTD 22	11 %	16 %	22 %
EBIT ($M)	$ 6,649	$ (3,131)	$ 5,411
H / (L) YTD 22	1,351	(1,629)	3,639
EBIT Margin (%)	8.8 %	(72.8) %	12.7 %
H / (L) YTD 22	1.1 ppts	(32.1) ppts	7.6 ppts

Ford Blue is rolling out new derivatives of its iconic nameplates, which are hugely popular with customers and generate superior revenue and margins. They include the forthcoming Ranger Raptor pickup, Mustang GTD super-car and track variants, and new extensions of the Bronco and Maverick nameplates.

Third-quarter wholesales of **Ford Model e**'s first-generation electric vehicles increased 44% and revenue was up 26%. The segment recorded an EBIT loss of $1.3 billion, attributable to continued investment in next-generation EVs and challenging market dynamics.

According to the company, many North America customers interested in buying EVs are unwilling to pay premiums for them over gas or hybrid vehicles, sharply compressing EV prices and profitability. Partly in response, Ford this month introduced the F-150 Lightning Flash pickup, combining popular technology-based features in a competitively priced electric truck.

"Ford is able to balance production of gas, hybrid and electric vehicles to match the speed of EV adoption in a way that others can't," said CFO John Lawler. "That's obviously good for customers, who get the products they want – and good for us, too, because disciplined capital allocation and not chasing scale at all costs maximizes profitability and cash flow."

All Ford customers will benefit over time from newly imagined, developed and delivered **software-enabled services**. During the third quarter, total paid software subscriptions were up more than 50% year-over-year and are now approaching 600,000.

In August, the company announced that former Apple veteran Peter Stern would establish and lead Ford Integrated Services. Stern's team will market high-value services leveraging technologies such as the Ford BlueCruise advanced driver-assistance system – with which customers have now driven more than 125 million hands-free miles – and in areas like productivity, security, and next-generation buying and service experiences.

3

Quarterly earnings before taxes for **Ford Credit** were $358 million – down from a year ago, as expected, because of lower lease residuals and financing margin, along with a nonrecurrence of gains in derivative market valuations.

Full-Year 2023 Guidance Withdrawn Pending Ratification of Tentative U.S. Labor Agreement

Through the third quarter, Ford earned $9.4 billion in adjusted EBIT toward the full-year range of $11 billion to $12 billion it affirmed in late July. Based on that and strong demand for Ford's products, Lawler said that the company had been poised to deliver profitability within that range. However, given effects of the UAW strike and with ratification of the tentative agreement with the union that was announced Wednesday night pending, Ford is withdrawing its guidance for full-year 2023 operating results.

Ford plans to report fourth-quarter and full-year 2023 financial results on Thursday, Feb. 1.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Christopher Conti	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.418.1673	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	cconti5@ford.com	stockinf@ford.com

4

5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2023 third-quarter financial results at 4:05 p.m. ET on Thursday, Oct. 26. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results in the context of the company’s ambitious Ford+ plan for growth and value creation. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call. Ford Third-Quarter Earnings Call: Thursday, Oct. 26, at 5:00 p.m. ET Toll-Free: 844.282.4573 International: +1.412.317.5617 Registration Link (option, speeds login): Ford Earnings Call Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on Thursday, Oct. 26, and through Thursday, Nov. 2 Webcast: shareholder.ford.com Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Conference ID: 2159350 The following applies to the information throughout this release: · See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). · Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the October 26, 2023, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2022 2023 First Nine Months (unaudited) Cash flows from operating activities Net income/(loss) $ (3,411) $ 4,852 Depreciation and tooling amortization 5,669 5,678 Other amortization (876) (853) (Gain)/Losses on extinguishment of debt 121 — Held-for-sale impairment charges 32 — Provision for/(Benefit from) credit and insurance losses (70) 349 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (595) 1,026 Equity method investment dividends received in excess of (earnings)/losses and impairments 2,975 (71) Foreign currency adjustments (71) (99) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 7,365 187 Net (gain)/loss on changes in investments in affiliates 137 (19) Stock compensation 277 350 Provision for/(Benefit from) deferred income taxes (1,557) (45) Decrease/(Increase) in finance receivables (wholesale and other) (6,601) (1,234) Decrease/(Increase) in accounts receivable and other assets (2,370) (2,965) Decrease/(Increase) in inventory (4,160) (4,229) Increase/(Decrease) in accounts payable and accrued and other liabilities 8,453 9,195 Other 357 304 Net cash provided by/(used in) operating activities 5,675 12,426 Cash flows from investing activities Capital spending (4,801) (5,941) Acquisitions of finance receivables and operating leases (32,988) (40,162) Collections of finance receivables and operating leases 35,676 33,726 Proceeds from sale of business 435 — Purchases of marketable securities and other investments (14,115) (5,899) Sales and maturities of marketable securities and other investments 16,208 10,384 Settlements of derivatives 233 (207) Capital contributions to equity method investments (349) (1,615) Other 326 (505) Net cash provided by/(used in) investing activities 625 (10,219) Cash flows from financing activities Cash payments for dividends and dividend equivalents (1,410) (4,394) Purchases of common stock — — Net changes in short-term debt 1,650 (942) Proceeds from issuance of long-term debt 32,855 36,582 Payments of long-term debt (37,395) (31,819) Other (244) (226) Net cash provided by/(used in) financing activities (4,544) (799) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (772) (114) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 984 $ 1,294 Cash, cash equivalents, and restricted cash at beginning of period $ 20,737 $ 25,340 Net increase/(decrease) in cash, cash equivalents, and restricted cash 984 1,294 Cash, cash equivalents, and restricted cash at end of period $ 21,721 $ 26,634

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended September 30, 2022 2023 2022 2023 Third Quarter First Nine Months (unaudited) Revenues Company excluding Ford Credit $ 37,205 $ 41,176 $ 107,334 $ 122,688 Ford Credit 2,187 2,625 6,724 7,541 Total revenues 39,392 43,801 114,058 130,229 Costs and expenses Cost of sales 34,354 37,548 96,581 109,688 Selling, administrative, and other expenses 2,847 2,671 8,346 7,927 Ford Credit interest, operating, and other expenses 1,687 2,453 4,416 6,911 Total costs and expenses 38,888 42,672 109,343 124,526 Operating income/(loss) 504 1,129 4,715 5,703 Interest expense on Company debt excluding Ford Credit 321 324 941 936 Other income/(loss), net 1,318 319 (5,355) 798 Equity in net income/(loss) of affiliated companies (2,626) 263 (2,601) 269 Income/(Loss) before income taxes (1,125) 1,387 (4,182) 5,834 Provision for/(Benefit from) income taxes (195) 214 (771) 982 Net income/(loss) (930) 1,173 (3,411) 4,852 Less: Income/(Loss) attributable to noncontrolling interests (103) (26) (141) (21) Net income/(loss) attributable to Ford Motor Company $ (827) $ 1,199 $ (3,270) $ 4,873 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ (0.21) $ 0.30 $ (0.81) $ 1.22 Diluted income/(loss) (0.21) 0.30 (0.81) 1.21 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 4,021 4,004 4,017 3,999 Diluted shares 4,021 4,050 4,017 4,040

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 September 30, 2023 (unaudited) ASSETS Cash and cash equivalents $ 25,134 $ 26,427 Marketable securities 18,936 14,688 Ford Credit finance receivables, net of allowance for credit losses of $255 and $257 38,720 42,572 Trade and other receivables, less allowances of $105 and $149 15,729 15,129 Inventories 14,080 18,326 Other assets 3,877 4,219 Total current assets 116,476 121,361 Ford Credit finance receivables, net of allowance for credit losses of $590 and $619 49,903 53,434 Net investment in operating leases 22,772 21,415 Net property 37,265 39,370 Equity in net assets of affiliated companies 2,798 4,403 Deferred income taxes 15,552 15,662 Other assets 11,118 12,428 Total assets $ 255,884 $ 268,073 LIABILITIES Payables $ 25,605 $ 27,813 Other liabilities and deferred revenue 21,097 23,817 Debt payable within one year Company excluding Ford Credit 730 437 Ford Credit 49,434 48,201 Total current liabilities 96,866 100,268 Other liabilities and deferred revenue 25,497 27,851 Long-term debt Company excluding Ford Credit 19,200 19,333 Ford Credit 69,605 74,691 Deferred income taxes 1,549 1,654 Total liabilities 212,717 223,797 EQUITY Common Stock, par value $0.01 per share (4,084 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,832 23,032 Retained earnings 31,754 32,169 Accumulated other comprehensive income/(loss) (9,339) (8,933) Treasury stock (2,047) (2,047) Total equity attributable to Ford Motor Company 43,242 44,263 Equity attributable to noncontrolling interests (75) 13 Total equity 43,167 44,276 Total liabilities and equity $ 255,884 $ 268,073

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended September 30, 2023			
	First Nine Months			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 4,078	$ 774	$ —	$ 4,852
Depreciation and tooling amortization	3,956	1,722	—	5,678
Other amortization	4	(857)	—	(853)
Provision for/(Benefit from) credit and insurance losses	104	245	—	349
Pension and OPEB expense/(income)	1,026	—	—	1,026
Equity method investment dividends received in excess of (earnings)/losses and impairments	(59)	(12)	—	(71)
Foreign currency adjustments	(3)	(96)	—	(99)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	193	(6)	—	187
Net (gain)/loss on changes in investments in affiliates	(19)	—	—	(19)
Stock compensation	340	10	—	350
Provision for/(Benefit from) deferred income taxes	(43)	(2)	—	(45)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(1,234)	—	(1,234)
Decrease/(Increase) in intersegment receivables/payables	369	(369)	—	—
Decrease/(Increase) in accounts receivable and other assets	(2,876)	(89)	—	(2,965)
Decrease/(Increase) in inventory	(4,229)	—	—	(4,229)
Increase/(Decrease) in accounts payable and accrued and other liabilities	8,967	228	—	9,195
Other	374	(70)	—	304
Interest supplements and residual value support to Ford Credit	(2,763)	2,763	—	—
Net cash provided by/(used in) operating activities	$ 9,419	$ 3,007	$ —	$ 12,426
Cash flows from investing activities				
Capital spending	$ (5,882)	$ (59)	$ —	$ (5,941)
Acquisitions of finance receivables and operating leases	—	(40,162)	—	(40,162)
Collections of finance receivables and operating leases	—	33,726	—	33,726
Purchases of marketable and other investments	(3,981)	(1,918)	—	(5,899)
Sales and maturities of marketable securities and other investments	8,405	1,979	—	10,384
Settlements of derivatives	7	(214)	—	(207)
Capital contributions to equity method investments	(1,615)	—	—	(1,615)
Other	(505)	—	—	(505)
Investing activity (to)/from other segments	—	1	(1)	—
Net cash provided by/(used in) investing activities	$ (3,571)	$ (6,647)	$ (1)	$ (10,219)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (4,394)	$ —	$ —	$ (4,394)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(57)	(885)	—	(942)
Proceeds from issuance of long-term debt	—	36,582	—	36,582
Payments of long-term debt	(156)	(31,663)	—	(31,819)
Other	(117)	(109)	—	(226)
Financing activity to/(from) other segments	(1)	—	1	—
Net cash provided by/(used in) financing activities	$ (4,725)	$ 3,925	$ 1	$ (799)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(84)	(30)	—	(114)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended September 30, 2023 Third Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 41,176 $ 2,625 $ 43,801 Total costs and expenses 40,219 2,453 42,672 Operating income/(loss) 957 172 1,129 Interest expense on Company debt excluding Ford Credit 324 — 324 Other income/(loss), net 142 177 319 Equity in net income/(loss) of affiliated companies 254 9 263 Income/(Loss) before income taxes 1,029 358 1,387 Provision for/(Benefit from) income taxes 95 119 214 Net income/(loss) 934 239 1,173 Less: Income/(Loss) attributable to noncontrolling interests (26) — (26) Net income/(loss) attributable to Ford Motor Company $ 960 $ 239 $ 1,199 For the period ended September 30, 2023 First Nine Months Company excluding Ford Credit Ford Credit Consolidated Revenues $ 122,688 $ 7,541 $ 130,229 Total costs and expenses 117,615 6,911 124,526 Operating income/(loss) 5,073 630 5,703 Interest expense on Company debt excluding Ford Credit 936 — 936 Other income/(loss), net 400 398 798 Equity in net income/(loss) of affiliated companies 246 23 269 Income/(Loss) before income taxes 4,783 1,051 5,834 Provision for/(Benefit from) income taxes 705 277 982 Net income/(loss) 4,078 774 4,852 Less: Income/(Loss) attributable to noncontrolling interests (21) — (21) Net income/(loss) attributable to Ford Motor Company $ 4,099 $ 774 $ 4,873

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): September 30, 2023 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 15,776 $ 10,651 $ — $ 26,427 Marketable securities 13,224 1,464 — 14,688 Ford Credit finance receivables, net — 42,572 — 42,572 Trade and other receivables, net 5,966 9,163 — 15,129 Inventories 18,326 — — 18,326 Other assets 2,788 1,431 — 4,219 Receivable from other segments 397 1,832 (2,229) — Total current assets 56,477 67,113 (2,229) 121,361 Ford Credit finance receivables, net — 53,434 — 53,434 Net investment in operating leases 1,057 20,358 — 21,415 Net property 39,112 258 — 39,370 Equity in net assets of affiliated companies 4,277 126 — 4,403 Deferred income taxes 15,509 153 — 15,662 Other assets 11,285 1,143 — 12,428 Receivable from other segments — 30 (30) — Total assets $ 127,717 $ 142,615 $ (2,259) $ 268,073 Liabilities Payables $ 26,808 $ 1,005 $ — $ 27,813 Other liabilities and deferred revenue 20,915 2,902 — 23,817 Debt payable within one year 437 48,201 — 48,638 Payable to other segments 2,228 1 (2,229) — Total current liabilities 50,388 52,109 (2,229) 100,268 Other liabilities and deferred revenue 25,582 2,269 — 27,851 Long-term debt 19,333 74,691 — 94,024 Deferred income taxes 733 921 — 1,654 Payable to other segments 30 — (30) — Total liabilities $ 96,066 $ 129,990 $ (2,259) $ 223,797

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

Net Income / (Loss) Reconciliation To Adjusted EBIT ($M)

	Third Quarter 2022	Third Quarter 2023	Year-To-Date 2022	Year-To-Date 2023	Memo: FY 2022
Net income / (loss) attributable to Ford (GAAP)	$ (827)	$ 1,199	$ (3,270)	$ 4,873	$ (1,981)
Income / (loss) attributable to non-controlling interests	(103)	(26)	(141)	(21)	(171)
Net income / (loss)	$ (930)	$ 1,173	$ (3,411)	$ 4,852	$ (2,152)
Less: (Provision for) / Benefit from income taxes	195	(214)	771	(982)	864
Income / (loss) before income taxes	$ (1,125)	$ 1,387	$ (4,182)	$ 5,834	$ (3,016)
Less: Special items pre-tax	(2,607)	(487)	(11,092)	(2,593)	(12,172)
Income / (loss) before special items pre-tax	$ 1,482	$ 1,874	$ 6,910	$ 8,427	$ 9,156
Less: Interest on debt	(321)	(324)	(941)	(936)	(1,259)
Adjusted EBIT (Non-GAAP)	$ 1,803	$ 2,198	$ 7,851	$ 9,363	$ 10,415
Memo:					
Revenue ($B)	$ 39.4	$ 43.8	$ 114.1	$ 130.2	$ 158.1
Net income / (loss) margin (GAAP) (%)	(2.1)%	2.7%	(2.9)%	3.7%	(1.3)%
Adjusted EBIT margin (Non-GAAP) (%)	4.6%	5.0%	6.9%	7.2%	6.6%

Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share

	Third Quarter 2022	Third Quarter 2023	Year-To-Date 2022	Year-To-Date 2023
Diluted After-Tax Results ($M)				
Diluted after-tax results (GAAP)	$ (827)	$ 1,199	$ (3,270)	$ 4,873
Less: Impact of pre-tax and tax special items (a)	(2,063)	(376)	(8,819)	(2,098)
Adjusted net income – diluted (Non-GAAP)	$ 1,236	$ 1,575	$ 5,549	$ 6,971
Basic and Diluted Shares (M)				
Basic shares (average shares outstanding)	4,021	4,004	4,017	3,999
Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt	38	46	42	41
Diluted shares	4,059	4,050	4,059	4,040
Earnings / (Loss) per share – diluted (GAAP) (b)	$ (0.21)	$ 0.30	$ (0.81)	$ 1.21
Less: Net impact of adjustments	(0.51)	(0.09)	(2.18)	(0.52)
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.30	$ 0.39	$ 1.37	$ 1.73

a. For 2023, includes adjustment for noncontrolling interest
b. In the third quarter and first nine months of 2022, there were 38 million and 42 million shares, respectively, excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect

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Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2023		Memo:
	Q3	Year-To-Date	Full Year 2022
Pre-Tax Results ($M)			
Income / (loss) before income taxes (GAAP)	$ 1,387	$ 5,834	$ (3,016)
Less: Impact of special items	(487)	(2,593)	(12,172)
Adjusted earnings before taxes (Non-GAAP)	$ 1,874	$ 8,427	$ 9,156
Taxes ($M)			
(Provision for) / benefit from income taxes (GAAP)	$ (214)	$ (982)	$ 864
Less: Impact of special items*	87	408	2,573
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (301)	$ (1,390)	$ (1,709)
Tax Rate (%)			
Effective tax rate (GAAP)	15.4%	16.8%	28.6%
Adjusted effective tax rate (Non-GAAP)	16.1%	16.5%	18.7%

* 2022 reflects the tax consequences of unrealized losses on marketable securities and favorable changes in our valuation allowances

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2022				2023			Year-To-Date	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2022	2023
Net cash provided by / (used in) operating activities (GAAP)	$ (1,084)	$ 2,947	$ 3,812	$ 1,178	$ 2,800	$ 5,035	$ 4,591	$ 5,675	$ 12,426
Less: Items Not Included in Company Adjusted Free Cash Flows									
Ford Credit operating cash flows	(419)	(1,340)	(439)	(3,218)	626	581	1,800	(2,198)	3,007
Funded pension contributions	(174)	(154)	(130)	(109)	(125)	(109)	(190)	(458)	(424)
Restructuring (including separations)*	(176)	(137)	(179)	(343)	(81)	(118)	(297)	(492)	(496)
Ford Credit tax payments / (refunds) under tax sharing agreement	-	-	22	125	(5)	-	-	22	(5)
Other, net	(20)	20	(150)	92	(140)	(73)	(151)	(150)	(364)
Add: Items Included in Company Adjusted Free Cash Flows									
Company excluding Ford Credit capital spending	(1,349)	(1,503)	(1,613)	(2,046)	(1,760)	(1,927)	(2,191)	(4,465)	(5,878)
Ford Credit distributions	1,000	600	500	-	-	-	-	2,100	-
Settlement of derivatives	64	(36)	26	(144)	(72)	92	(13)	54	7
Company adjusted free cash flow (Non-GAAP)	$ (580)	$ 3,619	$ 3,601	$ 2,441	$ 693	$ 2,919	$ 1,225	$ 6,640	$ 4,837

* Restructuring excludes cash flows reported in investing activities

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q3 2022 Ending Q3 2023 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 9.0$ 6.2$ Add: Non-controlling interest 0.1 (0.3) Less: Income tax 1.8 (0.9) Add: Cash tax (0.6) (1.1) Less: Interest on debt (1.4) (1.3) Less: Total pension / OPEB income / (cost) 4.3 (1.2) Add: Pension / OPEB service costs (1.0) (0.7) Net operating profit / (loss) after cash tax 2.7$ 7.5$ Less: Special items (excl. pension / OPEB) pre-tax (4.9) (2.7) Adj. net operating profit / (loss) after cash tax 7.6$ 10.2$ Invested Capital Equity 42.1$ 44.3$ Debt (excl. Ford Credit) 20.3 19.8 Net pension and OPEB liability 4.6 4.6 Invested capital (end of period) 66.9$ 68.6$ Average invested capital 71.0$ 67.5$ ROIC (a) 3.8% 11.1% Adjusted ROIC (Non-GAAP) (b) 10.7% 15.1% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Third Quarter		Year-To-Date	
Restructuring (by Geography)	2022	2023	2022	2023
China	$ (0.0)	$ (0.1)	$ (0.0)	$ (0.9)
Europe	(0.0)	(0.0)	(0.1)	(0.5)
Ford Credit - Brazil	-	-	(0.2)	-
Other (a)	(0.4)	0.0	(0.5)	(0.1)
Subtotal Restructuring	$ (0.4)	$ (0.1)	$ (0.7)	$ (1.5)
Pension and OPEB Gain / (Loss)				
Pension and OPEB remeasurement	$ (0.0)	$ (0.2)	$ (0.0)	$ (0.4)
Pension Settlements and curtailments	-	(0.1)	-	(0.2)
Subtotal Pension and OPEB Gain / (Loss)	$ (0.0)	$ (0.2)	$ (0.0)	$ (0.6)
Other Items				
Gain / (loss) on Rivian investment	$ 0.6	$ -	$ (7.3)	$ (0.0)
AV strategy including Argo Impairment	(2.7)	-	(2.7)	-
Transit Connect customs matter	-	(0.1)	-	(0.4)
Russia suspension of operations / asset write-off	0.0	-	(0.1)	-
Patent matters related to prior calendar years	-	-	(0.1)	0.0
Other (including gains / (losses) on investments)	(0.1)	(0.0)	(0.1)	(0.2)
Subtotal Other Items	$ (2.2)	$ (0.1)	$ (10.4)	$ (0.6)
Total EBIT Special Items	$ (2.6)	$ (0.5)	$ (11.1)	$ (2.6)

a. Includes restructuring charges of $0.2B in both the third quarter and the first nine months of 2022 related to North America, and $0.2B in the third quarter and $0.3B in the first nine months of 2022 related to India

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended September 30, 2022 2023 2022 2023 Third Quarter First Nine Months (unaudited) Financing revenue Operating leases $ 1,123 $ 1,017 $ 3,500 $ 3,095 Retail financing 857 1,104 2,637 3,046 Dealer financing 270 617 655 1,721 Other financing 17 36 39 94 Total financing revenue 2,267 2,774 6,831 7,956 Depreciation on vehicles subject to operating leases (579) (576) (1,643) (1,690) Interest expense (851) (1,653) (2,119) (4,575) Net financing margin 837 545 3,069 1,691 Other revenue Insurance premiums earned 19 29 51 84 Fee based revenue and other 17 25 95 99 Total financing margin and other revenue 873 599 3,215 1,874 Expenses Operating expenses 336 340 991 1,000 Provision for/(Benefit from) credit losses 39 74 (81) 191 Insurance expenses (2) 14 — 54 Total expenses 373 428 910 1,245 Other income/(loss), net 89 187 (59) 413 Income before income taxes 589 358 2,246 1,042 Provision for/(Benefit from) income taxes 151 119 335 277 Net income $ 438 $ 239 $ 1,911 $ 765

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 September 30, 2023 (unaudited) ASSETS Cash and cash equivalents $ 10,393 $ 10,651 Marketable securities 1,493 1,464 Finance receivables, net Retail installment contracts, dealer financing, and other financing 94,090 99,041 Finance leases 6,423 6,928 Total finance receivables, net of allowance for credit losses of $845 and $876 100,513 105,969 Net investment in operating leases 21,821 20,358 Notes and accounts receivable from affiliated companies 793 1,296 Derivative financial instruments 987 1,043 Other assets 2,576 2,770 Total assets $ 138,576 $ 143,551 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 974 Affiliated companies 581 726 Total accounts payable 1,678 1,700 Debt 119,039 122,892 Deferred income taxes 921 921 Derivative financial instruments 3,026 2,982 Other liabilities and deferred revenue 2,035 2,432 Total liabilities 126,699 130,927 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,017) (1,035) Retained earnings 7,728 8,493 Shareholder’s interest attributable to Ford Motor Credit Company 11,877 12,624 Shareholder’s interest attributable to noncontrolling interests — — Total shareholder’s interest 11,877 12,624 Total liabilities and shareholder’s interest $ 138,576 $ 143,551

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended September 30, 2022 2023 First Nine Months (unaudited) Cash flows from operating activities Net income $ 1,911 $ 765 Provision for/(Benefit from) credit losses (81) 191 Depreciation and amortization 2,131 2,133 Amortization of upfront interest supplements (1,428) (1,305) Net change in deferred income taxes 278 (2) Net change in other assets (377) (605) Net change in other liabilities 668 413 All other operating activities 83 (63) Net cash provided by/(used in) operating activities 3,185 1,527 Cash flows from investing activities Purchases of finance receivables (24,934) (30,919) Principal collections of finance receivables 28,252 27,337 Purchases of operating lease vehicles (6,949) (7,021) Proceeds from termination of operating lease vehicles 7,736 6,776 Net change in wholesale receivables and other short-duration receivables (6,800) (1,129) Purchases of marketable securities and other investments (3,341) (1,918) Proceeds from sales and maturities of marketable securities and other investments 3,585 1,979 Settlements of derivatives 179 (214) All other investing activities (69) (58) Net cash provided by/(used in) investing activities (2,341) (5,167) Cash flows from financing activities Proceeds from issuances of long-term debt 29,560 36,582 Payments of long-term debt (33,578) (31,663) Net change in short-term debt 1,137 (885) Cash distributions to parent (2,100) — All other financing activities (58) (109) Net cash provided by/(used in) financing activities (5,039) 3,925 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (443) (30) Net increase/(decrease) in cash, cash equivalents and restricted cash $ (4,638) $ 255 Cash, cash equivalents, and restricted cash at beginning of period $ 11,091 $ 10,520 Net increase/(decrease) in cash, cash equivalents, and restricted cash (4,638) 255 Cash, cash equivalents, and restricted cash at end of period $ 6,453 $ 10,775